EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First-Quarter 2022 Results

London, May 4, 2022 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended March 31, 2022.
Financial Summary and Highlights1
•Worldwide sales were $240.2 million, a decrease of 3.0 percent on a reported basis and 0.3 percent on a constant-currency basis, as compared to the previous year
•Excluding sales from the Heart Valves business, which was divested effective June 1, 2021, worldwide sales increased by 6.2 percent on a reported basis and 9.1 percent on a constant-currency basis
•Reported U.S. GAAP diluted earnings per share of $0.06 and adjusted diluted earnings per share of $0.48
•Achieved key milestones in ANTHEM-HFrEF pivotal trial and initiated interim analyses
•Implanted 250th unipolar depression patient in RECOVER clinical study and initiated interim analyses
•Implanted 1st patient in OSPREY clinical trial for patients with moderate to severe obstructive sleep apnea
•Acquired ALung Technologies, Inc., a privately held medical device company within the Advanced Circulatory Support (ACS) space focused on creating advanced medical devices for treating respiratory failure
“Against a backdrop of macroeconomic challenges, we achieved sales growth across all regions in Cardiopulmonary, as cardiac surgery procedure volumes recovered, and in Neuromodulation, which accelerated after experiencing COVID-related pressures early in the quarter,” said Damien McDonald, Chief Executive Officer of LivaNova. “We continue to invest in our strategic portfolio initiatives, the phased launch of our next-generation heart-lung machine, Essenz, and expanded indications in Advanced Circulatory Support."

1 Constant-currency percent change, worldwide sales excluding sales from the Heart Valves business, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. For an explanation of these and other non-GAAP measures used in this release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this press release.

First-Quarter 2022 Results
The following table summarizes worldwide sales for the first quarter of 2022 by segment (in millions):

	Three Months Ended March 31,		% Change	Constant-Currency % Change
	2022	2021
Cardiopulmonary	$117.1	$108.7	7.7%	12.4%
Neuromodulation	110.2	103.7	6.3%	7.5%
Advanced Circulatory Support	11.7	13.0	(10.1)%	(9.7)%
Other(1)	1.2	22.2	(94.6)%	(94.1)%
Total Net Sales	240.2	247.6	(3.0)%	(0.3)%
Less: Heart Valves(1)	—	21.5	N/A	N/A
Total Net Sales, Excluding Heart Valves	$240.2	$226.1	6.2%	9.1%
•Note: Numbers may not add precisely due to rounding. Constant-currency percent change and Total Net Sales, Excluding Heart Valves are non-GAAP metrics. For an explanation of these and other non-GAAP metrics used in this release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, see the tables that accompany this press release.
(1)     Three-month period ended March 31, 2021 includes the results of the Heart Valves business, which was divested effective June 1, 2021.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiopulmonary sales increased 12.4 percent versus the first quarter of 2021 with growth across all regions. This growth was primarily driven by oxygenator sales due to an increase in cardiac surgery procedure volumes and heart-lung machine sales in the Rest of World region.
Neuromodulation sales increased 7.5 percent versus the first quarter of 2021 with growth across all regions driven by replacement implants.
ACS sales decreased 9.7 percent compared to the first quarter of 2021 primarily due to a reduction in patients treated with extracorporeal membrane oxygenation (ECMO) related to hospital staffing shortages and less severe COVID-19 cases.

Financial Performance2
On a U.S. GAAP basis, first-quarter 2022 operating income was $9.5 million, as compared to an operating loss of $5.7 million for the first quarter of 2021. Adjusted operating income for the first quarter of 2022 was $28.4 million, as compared to $30.3 million for the first quarter of 2021.
On a U.S. GAAP basis, first-quarter 2022 diluted earnings per share was $0.06, as compared to a diluted loss per share of $0.63 in the first quarter of 2021. First-quarter 2022 adjusted diluted earnings per share was $0.48, as compared to $0.34 per share in the first quarter of 2021.
Subsequent Event
On May 2, 2022, LivaNova acquired the remaining 97% equity interests in ALung Technologies, Inc. (ALung). The purchase price included $10 million paid at closing, subject to customary adjustments, and contingent considerations payable upon the achievement of sales-based milestones. ALung is a privately held medical device company focused on developing and manufacturing advanced medical devices for treating respiratory failure. ALung products are complementary to LivaNova's ACS portfolio and, as such, the business and financial results will be included in the Company's ACS segment. The acquisition is expected to have a neutral impact on adjusted diluted earnings per share in 2022.
Full-Year 2022 Outlook
LivaNova continues to expect worldwide net sales for full-year 2022 to grow between 3 and 5 percent on a constant-currency basis after excluding the impact of the Heart Valves divestiture. LivaNova assumes foreign currency is now a 2 to 3 percent headwind.
Adjusted diluted earnings per share for 2022 are still expected to be in the range of $2.50 to $2.80, assuming a share count of 54 million for full-year 2022. In 2022, the Company still estimates that adjusted free cash flow will be in the range of $90 to $110 million.

2 During the fourth quarter of 2021, the Company identified and rectified an error related to foreign currency exchange rates utilized to calculate inventory and cost of sales for the years ended December 31, 2017 through 2020 and the nine months ended September 30, 2021. Accordingly, prior period results on a GAAP and non-GAAP basis were revised. See the section entitled "Supplemental Unaudited Revised Financial Information and Non-GAAP Measures" in the Form 8-K furnished on February 23, 2022.

Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. EDT) on Wednesday, May 4, 2022 that will be accessible at www.livanova.com/events. Listeners should log on approximately 10 minutes in advance to ensure proper setup. To listen to the conference call by telephone, dial +1 844 200 6205 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 596849. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 3,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” "outlook," “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, depreciation and amortization, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; (ii) risks related to reductions, interruptions or increasing costs related to the supply of raw materials and components and the distribution of finished products, including as a result of inflation, war, etc.; (iii) failure to develop and commercialize new products and the rate and degree of market acceptance of such products; (iv) failure to obtain approvals or maintain the current regulatory approvals for our products’ approved indications; (v) failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of our products, including, but not limited to, U.S. Food and Drug Administration (“FDA”) laws and regulations; (vi) changes in customer spending patterns; (vii) failure to establish, expand or maintain market acceptance of our products for the treatment of our approved indications; (viii) any legislative or administrative reform to the healthcare system, including the U.S. Medicare or Medicaid systems or international reimbursement systems, that significantly reduces reimbursement for our products or procedures or denies coverage for such products or procedures or enhances coverage for competitive products or procedures, as well as adverse decisions by administrators of such systems on coverage or reimbursement issues relating to our products; (ix) failure to obtain or maintain coverage and reimbursement for our products’ approved indications and risks related to cost containment efforts of healthcare purchasing organizations; (x) unfavorable results from clinical studies or failure to meet milestones; (xi) losses or costs from pending, or future lawsuits and governmental investigations, including any amount of liability or damages imposed by the Appeals Court or the Supreme Court of Italy with respect to SNIA S.p.A.; (xii) risks relating to our indebtedness under the exchangeable senior notes, our revolving credit facility and our bridge loan facility; (xiii) volatility in the global market and worldwide economic conditions, including volatility caused by the invasion of Ukraine, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions and/or COVID-19; (xiv) effectiveness of our internal controls over financial reporting; (xv) changes in our profitability and/or failure to manage costs and expenses; (xvi) fluctuations in future quarterly operating results and/or variations in sales and operating expenses relative to estimates; (xvii) cyber-attacks or other disruptions to our information technology systems; (xviii) product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; (xix) protection, expiration and validity of our intellectual property; (xx) failure to comply with applicable U.S. laws and regulations, including federal and state privacy and security laws and regulations, and applicable non-U.S. laws and regulations; (xxi) non-U.S. operational and economic risks and concerns; (xxii) risks relating to the outbreak and spread of COVID-19 and its variants around the world; (xxiii) failure to retain key personnel, prevent labor shortages, or manage labor costs; (xxiv) harsh weather or natural disasters, including as a result of climate change, that interrupt our business operations or the business operations of our hospital-customers or failure to comply with evolving environmental laws; (xxv) failure of new acquisitions to further our strategic objectives or strengthen our existing businesses; (xxvi) changes in tax laws, including exposure to additional income tax liabilities; (xxvii) changes in our common stock price; and (xxviii) activist investors causing disruptions to the business.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.

We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Lindsey Little
Senior Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended March 31,
	2022	2021	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$38.1	$35.8	6.5%	6.5%
Europe	32.1	30.6	4.7%	11.9%
Rest of World	46.9	42.3	10.8%	17.7%
Total	117.1	108.7	7.7%	12.4%
Neuromodulation
US	87.2	82.3	6.0%	6.0%
Europe	12.5	11.7	6.7%	13.2%
Rest of World	10.6	9.7	8.7%	14.1%
Total	110.2	103.7	6.3%	7.5%
Advanced Circulatory Support
US	11.0	12.6	(12.7)%	(12.7)%
Europe	0.6	0.2	164.5%	NM
Rest of World	0.1	0.2	(42.6)%	NM
Total	11.7	13.0	(10.1)%	(9.7)%
Other
US	—	2.7	(100.0%)	(100.0)%
Europe	—	8.3	(100.0%)	(100.0)%
Rest of World	1.2	11.2	(89.4)%	(88.4)%
Total	1.2	22.2	(94.6)%	(94.1)%
Totals
US	136.3	133.3	2.2%	2.2%
Europe	45.1	50.8	(11.2)%	(5.3)%
Rest of World	58.8	63.5	(7.4)%	(1.8)%
Total	$240.2	$247.6	(3.0)%	(0.3)%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021	% Change
Net sales	$240.2	$247.6
Cost of sales	71.7	84.2
Gross profit	168.4	163.4	3.1%
Operating expenses:
Selling, general and administrative	118.5	115.7
Research and development	40.9	44.6
Other operating expenses	(0.5)	8.8
Operating income (loss)	9.5	(5.7)	(266.8)%
Interest expense	(7.8)	(15.9)
Foreign exchange and other gains/(losses)	3.9	(6.4)
Income (loss) before tax	5.6	(28.1)	(119.8)%
Income tax expense	2.5	2.6
Net income (loss)	$3.0	($30.8)	(109.7)%

Basic income (loss) per share	$0.06	($0.63)
Diluted income (loss) per share	$0.06	($0.63)

Weighted average common shares outstanding:
Basic	53.3	48.7
Diluted	54.2	48.7

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021	% Change (1)
Adjusted SG&A (1)	$102.0	$96.4	5.8%
Adjusted R&D (1)	40.1	41.9	(4.3)%
Adjusted operating income (1)	28.4	30.3	(6.3)%
Adjusted net income (1)	26.0	16.6	56.6%
Adjusted diluted earnings per share (1)	$0.48	$0.34	43.2%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2022	2021	2022	2021
Gross profit	70.1%	66.0%	71.0%	68.1%
SG&A	49.3%	46.7%	42.5%	38.9%
R&D	17.0%	18.0%	16.7%	16.9%
Operating income (loss)	4.0%	(2.3)%	11.8%	12.2%
Net income (loss)	1.2%	(12.4)%	10.8%	6.7%
Income tax rate	45.6%	(9.4)%	7.2%	9.7%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2022	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Financing Transactions (C)	Certain Legal, Contingent Consideration and Other (D)	Stock-based Compensation Costs (E)	Certain Tax Adjustments (F)	Certain Interest Adjustments (G)	Adjusted Financial Measures
Cost of sales	$71.7	$—	($3.7)	$—	$2.0	($0.3)	$—	$—	$69.8
Gross profit percent	70.1%	—%	1.5%	—%	(0.8)%	0.1%	—%	—%	71.0%
Selling, general and administrative	118.5	—	(2.9)	—	(5.7)	(7.9)	—	—	102.0
Selling, general and administrative as a percent of net sales	49.3%	—%	(1.2)%	—%	(2.4)%	(3.3)%	—%	—%	42.5%
Research and development	40.9	—	0.1	—	1.2	(2.1)	—	—	40.1
Research and development as a percent of net sales	17.0%	—%	—%	—%	0.5%	(0.9)%	—%	—%	16.7%
Other operating expenses	(0.5)	0.1	—	—	0.4	—	—	—	—
Operating income	9.5	(0.1)	6.5	—	2.2	10.3	—	—	28.4
Operating margin percent	4.0%	—%	2.7%	—%	0.9%	4.3%	—%	—%	11.8%
Income tax expense	2.5	—	0.5	—	0.3	0.1	(1.4)	—	2.0
Income tax rate	45.6%	—%	6.9%	—%	15.6%	0.7%	N/A	—%	7.2%
Net income	3.0	(0.1)	6.1	(1.1)	1.9	10.2	1.4	4.8	26.0
Net income as a percent of net sales	1.2%	—%	2.5%	(0.5)%	0.8%	4.2%	0.6%	2.0%	10.8%
Diluted EPS	$0.06	$—	$0.11	($0.02)	$0.03	$0.19	$0.03	$0.09	$0.48

GAAP results for the three months ended March 31, 2022 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Primarily relates to the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(D)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, settlements, other matters and remeasurement of contingent consideration related to acquisitions
(E)	Non-cash expenses associated with stock-based compensation costs
(F)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(G)	Primarily relates to non-cash interest expense on the Cash Exchangeable Senior Notes and interest on the 2022 Bridge Loan
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$84.2	$—	$—	($4.0)	$—	($0.1)	$—	($0.4)	($0.6)	$—	$—	$79.1
Gross profit percent	66.0%	—%	—%	1.6%	—%	—%	—%	0.2%	0.3%	—%	—%	68.1%
Selling, general and administrative	115.7	—	—	(3.1)	—	—	—	(8.9)	(7.3)	—	—	96.4
Selling, general and administrative as a percent of net sales	46.7%	—%	—%	(1.3)%	—%	—%	—%	(3.6)%	(3.0)%	—%	—%	38.9%
Research and development	44.6	—	—	—	—	—	—	(1.2)	(1.6)	—	—	41.9
Research and development as a percent of net sales	18.0%	—%	—%	—%	—%	—%	—%	(0.5)%	(0.6)%	—%	—%	16.9%
Other operating expenses	8.8	(0.6)	(6.1)	—	1.0	—	—	(3.0)	—	—	—	—
Operating (loss) income	(5.7)	0.6	6.1	7.0	(1.0)	0.1	—	13.6	9.5	—	—	30.3
Operating margin percent	(2.3)%	0.3%	2.5%	2.8%	(0.4)%	—%	—%	5.5%	3.9%	—%	—%	12.2%
Income tax expense	2.6	—	0.1	0.6	0.1	—	—	0.6	0.2	(2.5)	—	1.8
Income tax rate	(9.4)%	0.5%	1.9%	8.0%	(12.9)%	27.9%	—%	6.6%	2.0%	N/A	—%	9.7%
Net (loss) income	(30.8)	0.6	6.0	6.5	(1.1)	—	10.6	8.3	9.3	2.5	4.6	16.6
Net (loss) income as a percent of net sales	(12.4)%	0.3%	2.4%	2.6%	(0.4)%	—%	4.3%	3.4%	3.8%	1.0%	1.8%	6.7%
Diluted EPS	($0.63)	$0.01	$0.12	$0.13	($0.02)	$—	$0.21	$0.17	$0.19	$0.05	$0.09	$0.34

GAAP results for the three months ended March 31, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Revaluation associated with the classification of Heart Valves as held for sale
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters and remeasurement of contingent consideration related to acquisitions and gain from remeasurement of an investment
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$128.7	$208.0
Restricted cash	313.6	—
Accounts receivable, net of allowance	182.1	185.4
Inventories	114.8	105.8
Prepaid and refundable taxes	29.2	37.6
Current derivative assets	0.1	106.6
Prepaid expenses and other current assets	41.0	35.7
Total Current Assets	809.6	679.2
Property, plant and equipment, net	148.0	150.1
Goodwill	896.6	899.5
Intangible assets, net	390.5	399.7
Operating lease assets	38.2	40.6
Investments	16.7	16.6
Deferred tax assets	2.7	2.2
Long-term derivative assets	96.7	—
Other assets	17.9	13.1
Total Assets	$2,416.9	$2,201.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$4.8	$229.7
Accounts payable	73.9	68.0
Accrued liabilities and other	92.0	88.9
Current derivative liabilities	1.9	183.1
Current litigation provision liability	30.1	32.8
Taxes payable	22.6	15.1
Accrued employee compensation and related benefits	82.6	79.3
Total Current Liabilities	307.9	697.0
Long-term debt obligations	455.8	9.8
Contingent consideration	83.3	86.8
Deferred tax liabilities	7.9	7.7
Long-term operating lease liabilities	30.9	35.9
Long-term employee compensation and related benefits	18.8	19.1
Long-term derivative liabilities	170.7	—
Other long-term liabilities	49.8	49.9
Total Liabilities	1,125.0	906.3
Total Stockholders’ Equity	1,291.9	1,294.6
Total Liabilities and Stockholders’ Equity	$2,416.9	$2,201.0

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Three Months Ended March 31,
	2022	2021
Operating Activities:
Net income (loss)	$3.0	($30.8)
Non-cash items included in net income (loss):
Stock-based compensation	10.3	9.5
Amortization	6.5	6.7
Depreciation	5.6	6.1
Amortization of debt issuance costs	4.4	4.4
Remeasurement of contingent consideration to fair value	(3.8)	0.5
Amortization of operating lease assets	2.7	5.4
Remeasurement of Respicardia investment and loan	—	(4.6)
Remeasurement of derivative instruments	(1.4)	7.3
Other	1.1	0.5
Changes in operating assets and liabilities:
Accounts receivable, net	1.5	(3.4)
Inventories	(9.6)	(1.6)
Other current and non-current assets	(2.0)	26.8
Accounts payable and accrued current and non-current liabilities	10.0	(1.9)
Taxes payable	0.7	(3.3)
Litigation provision liability	(3.1)	(2.1)
Net cash provided by operating activities	25.8	19.5
Investing Activities:
Purchases of property, plant and equipment	(5.2)	(8.2)
Purchase of investments	(0.3)	(1.8)
Proceeds from asset sales	—	0.2
Net cash used in investing activities	(5.5)	(9.9)
Financing Activities:
Proceeds from long-term debt obligations	218.3	—
Payment of debt issuance costs	(2.4)	—
Shares repurchased from employees for minimum tax withholding	(1.1)	(3.7)
Payment of contingent consideration	—	(4.4)
Other	—	(0.2)
Net cash provided by (used in) financing activities	214.9	(8.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.8)	(1.6)
Net increase (decrease) in cash, cash equivalents and restricted cash	234.4	(0.3)
Cash, cash equivalents and restricted cash at beginning of period	208.0	252.8
Cash, cash equivalents and restricted cash at end of period	$442.4	$252.5

* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended March 31,		% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
	2022	2021
Total GAAP net sales	$240.2	$247.6	(3.0)%	(0.3)%
Less Heart Valves net sales	—	21.5	N/A	N/A
Total net sales, excluding Heart Valves	$240.2	$226.1	6.2%	9.1%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
Three Months Ended March 31, 2021
GAAP diluted weighted average shares outstanding	48.7
Add effects of stock-based compensation instruments	0.8
Adjusted diluted weighted average shares outstanding (1)	49.5

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.